UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2007
USG Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8864 (Commission File Number)	36-3329400 (IRS Employer Identification No.)
125 South Franklin Street, Chicago, Illinois 60606-4678
(Address of Principal executive offices, including Zip Code)
(312) 606-4000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On February 14, 2007, the Registrant’s Board of Directors approved the Registrant’s 2007 Annual Management Incentive Program. This Program is implemented under the Registrant’s Management Incentive Plan. Under the Program, 50% of the par incentive award for each of the Registrant’s named executive officers is based on a formula related to adjusted consolidated net earnings and the other 50% is based on specified strategic focus targets.
     On February 14, 2007, the Board also approved the following strategic focus targets for the Registrant’s named executive officers under the 2007 Annual Management Incentive Program: wallboard cost, 10%; Auratone gross margin, 10%; L&W Supply Corporation adjusted sales, 10%; customer satisfaction, 10%; and working capital, 10%.
     A copy of the 2007 Annual Management Incentive Program is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
/s/ Brian J. Cook
Brian J. Cook
Senior Vice President, Human Resources

Date: February 20, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	USG Corporation 2007 Annual Management Incentive Program

3